Exhibit 25.1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
 Check if an Application to Determine Eligibility of
 a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)
Paula Oswald
U.S. Bank National Association
633 W. 5TH Street, 24th Floor
Los Angeles, CA 90071
(213) 615-6043
(Name, address and telephone number of agent for service)
BioMed Realty Trust, Inc.
(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	20-1142292 (I.R.S. Employer Identification No.)
BioMed Realty, L.P.
(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	20-1320636 (I.R.S. Employer Identification No.)

17190 Bernardo Center Drive, San Diego, CA (Address of Principal Executive Offices)	92128 (Zip Code)
6.125% Senior Notes due 2020
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.**

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2010 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.
*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

NOTE
     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.
SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 15th of November, 2010.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Paula Oswald
Paula Oswald
Vice President

2

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: November 15, 2010

U.S. BANK NATIONAL ASSOCIATION
By:	/s/Paula Oswald
Paula Oswald
Vice President

3

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 09/30/2010

U.S. Bank National Association		FFIEC 031

Legal Title of Bank		Page RC-1

Cincinnati		14

City

OH	45202

State	Zip Code

FDIC Certificate Number: 06548
Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for September 30, 2010
All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
Schedule RC—Balance Sheet

			Dollar Amounts in Thousands	RCFD	Tril | Bil | Mil | Thou

ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin (1)			0081	4,000,424	1.a
	b. Interest-bearing balances (2)			0071	468,431	1.b
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	556,937	2.a
	b. Available-for-sale securities (from Schedule RC-B, column D)			1773	46,791,187	2.b
3.	Federal funds sold and securities purchased under agreements to resell			RCON
	a. Federal funds sold in domestic offices			B987	4,391,378	3.a
				RCFD
	b. Securities purchased under agreements to resell (3)			B989	0	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale			5369	8,437,998	4.a
	b. Loans and leases, net of unearned income	B528	185,672,738			4.b
	c. LESS: Allowance for loan and lease losses	3123	5,084,088			4.c
	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	180,588,650	4.d
5.	Trading assets (from Schedule RC-D)			3545	1,644,586	5
6.	Premises and fixed assets (including capitalized leases)			2145	2,278,588	6
7.	Other real estate owned (from Schedule RC-M)			2150	1,752,045	7
8.	Investments in unconsolidated subsidiaries and associated companies			2130	59,089	8
9.	Direct and indirect investments in real estate ventures			3656	0	9
10.	Intangible assets:
	a. Goodwill			3163	9,011,961	10.a
	b. Other intangible assets (from Schedule RC-M)			0426	3,780,076	10.b
11.	Other assets (from Schedule RC-F)			2160	22,001,025	11
12.	Total assets (sum of items 1 through 11)			2170	285,762,375	12

(1)	Includes cash items in process of collection and unposted debits.

(2)	Includes time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

U.S. Bank National Association	FFIEC 031

Legal Title of Bank	Page RC-2

FDIC Certificate Number: 06548	15
Schedule RC — Continued

Dollar Amounts in Thousands						Tril | Bil | Mil | Thou

LIABILITIES

13.	Deposits:				RCON
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	172,872,525	13.a
		(1) Noninterest-bearing (1)	6631	41,182,470			13.a.1
		(2) Interest-bearing	6636	131,690,055			13.a.2
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
		(from Schedule RC-E, part II)			2200	23,501,699	13.b
		(1) Noninterest-bearing	6631	0			13.b.1
		(2) Interest-bearing	6636	23,501,699			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:				RCON
	a.	Federal funds purchased in domestic offices (2)			B993	2,066,407	14.a
					RCFD
	b.	Securities sold under agreements to repurchase (3)			B995	8,640,655	14.b
15.	Trading liabilities (from Schedule RC-D)				3548	476,735	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190	33,801,510	16
17. and 18. Not applicable
19.	Subordinated notes and debentures (4)				3200	7,760,721	19
20.	Other liabilities (from Schedule RC-G)				2930	7,649,489	20
21.	Total liabilities (sum of items 13 through 20)				2948	256,769,741	21
22.	Not applicable
EQUITY CAPITAL
	Bank Equity Captal
23.	Perpetual preferred stock and related surplus				3838	0	23
24.	Common stock				3230	18,200	24
25.	Surplus (excludes all surplus related to preferred stock)				3839	12,636,872	25
26.	a.	Retained earnings			3632	15,331,282	26.a
	b.	Accumulated other comprehensive income (5)			B530	(719,106)	26.b
	c.	Other equity capital components (6)			A130	0	26.c
27.	a.	Total bank equity capital (sum of items 23 through 26.c)			3210	27,267,248	27.a
	b.	Noncontrolling (minority) interests in consolidated subsidiaries			3000	1,725,386	27.b
28.	Total equity capital (sum of items 27.a and 27.b)				G105	28,992,634	28
29.	Total liabilities and equity capital (sum of items 21 and 28)				3300	285,762,375	29

Memoranda

To be reported with the March Report of Condition.
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2009				RCFD 6724	Number N/A	M.1

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2	=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3	=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.

4	=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5	=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6	=	Review of the bank’s financial statements by external auditors

7	=	Compilation of the bank’s financial statements by external auditors

8	=	Other audit procedures (excluding tax preparation work)

9	=	No external audit work

To be reported with the March Report of Condition.		RCON	MM/DD
2.	Bank’s fiscal year-end date	8678	N/A	M.2

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)	Includes limited-life preferred stock and related surplus.

(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.